===========================================================================

                                 FORM 8-K

                    SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C.  20549



                              CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of
                    The Securities Exchange Act of 1934




                      Date of Report:  JUNE 10, 1997




                              MANATRON, INC.
          (Exact Name of Registrant as Specified in Its Charter)



                MICHIGAN               0-15264           38-1983228
      (State or Other Jurisdiction   (Commission         (IRS Employer
            of Incorporation)        File Number)     Identification Number)



          2970 SOUTH 9TH STREET
           KALAMAZOO, MICHIGAN                               49009
(Address of Principal Executive Offices)                   (Zip Code)



                              (616) 375-5300
            Registrant's telephone number, including area code

===========================================================================

Item 5.   OTHER EVENTS

          On March 27, 1997, the Board of Directors of Manatron, Inc. (the "Company") declared a dividend distribution of one Series A Preferred Stock Purchase Right (the "Rights") for each outstanding share of common stock, no par value, of the Company (the "Common Stock"), payable to shareholders of record on June 16, 1997. Each Right entitles the registered holder thereof until June 15, 2007 (or, if earlier, until the redemption of the rights) to purchase from the Company one one-hundredth of a share of Series A Preferred Stock, no par value (the "Preferred Stock"), at a price of $20, subject to adjustment. The Rights are not exercisable until:

          (a) The tenth day after a public announcement that (i) a person or group of affiliated persons who did not beneficially own 15% or more of the outstanding shares of Common Stock on June 16, 1997, or any affiliates or associates of such person, acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding shares of Common Stock, or
     (ii) that a person or affiliated group of persons who beneficially owned 15% or more of the outstanding shares of Common Stock on June 16, 1997, or any affiliates or associates of such person, acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock (such person described in (i) or (ii), above, being referred to as an "Acquiring Person"), or

          (b) The tenth day after the commencement or announcement of an intention to commence a tender or exchange offer, the consummation of which would result in beneficial ownership by a person of 30% or more of the outstanding shares of Common Stock (the earlier of such dates in (a) or (b), above, being called the "Distribution Date."

After the Rights become exercisable, if the Company were acquired in a merger or other business combination transaction or if 50% or more of its assets or earning power were sold, each Right would entitle the holder thereof to receive, upon exercise thereof at the current exercise price of a Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right. Alternatively, in the event that an Acquiring Person were to acquire the Company by means of a reverse merger in which the Company and its Common Stock survive, or in the event that an Acquiring Person engages in one of a number of self-dealing transactions specified in the Rights Agreement, or in the event that an Acquiring Person becomes the beneficial owner of more than 30% of the then outstanding shares of Common Stock (except pursuant to an offer for all outstanding shares of Common Stock), proper provision shall be made so that each holder of a Right, other than the Acquiring Person (whose Rights will thereafter be void), would thereafter have the right to receive upon exercise of a Right that number of shares of Common Stock having a market value of two times the exercise price of a Right. Further information on the Rights is contained in a Summary of Rights to Purchase Series A Preferred Stock and in a Rights Agreement dated as of June 2, 1997, between Manatron, Inc. and Registrar and Transfer Company, as Rights Agent, copies of which are filed as exhibits hereto and are incorporated herein by reference.


Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS.

     (c)  Exhibits:

          4. Rights Agreement dated as of June 2, 1997, between Manatron, Inc., and Registrar and Transfer Company, as Rights Agent. Previously filed as Exhibit 99(a) to the Registration Statement on Form 8-A filed by the Company on June 10, 1997.

          20. Summary of Rights to Purchase Series A Preferred Stock (Exhibit C to the Rights Agreement). Included in
               Exhibit 4.

                                 SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   MANATRON, INC.
                                   (Registrant)


Dated: June 2, 1997                By /S/ PAUL R. SYLVESTER
                                      Paul R. Sylvester
                                      Chief Executive Officer, President,
                                      Chief Financial Officer and
                                      Treasurer

                               EXHIBIT INDEX


EXHIBIT                            DOCUMENT

     4 Rights Agreement dated as of June 2, 1997, between Manatron, Inc., and Registrar and Transfer Company, as Rights Agent. Previously filed as Exhibit 99(a) to the Registration Statement on Form 8-A filed by the Company on June 10, 1997.

   20          Summary of Rights to Purchase Series A Preferred Stock.
               (Exhibit C to the Rights Agreement).  Included in
               Exhibit 4.